                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D. C. 20549

                                    FORM 8-K

 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE
                                  ACT OF 1934.

                                December 4, 2001
                Date of Report (Date of Earliest Event Reported)

                                  Heroes, Inc.
               (Exact name of registrant as specified in charter)

                         Commission File Number: 0-12597

         Nevada                                        11-1843262
(State of Incorporation)                       (I.R.S. Employer I.D. No)

         1915 - B Chain Bridge Road, Suite 506, McLean, Virginia 22102
                    (Address of Principal Executive Offices)

                                 (703) 761-1900
              (Registrant's Telephone Number, Including Area Code)

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Item 1.  CHANGES IN CONTROL OF REGISTRANT

                  None.

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

                  None.

Item 3.  BANKRUPTCY OR RECEIVERSHIP

        On December 4, 2001, the Registrant filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code as an initial step in executing a financial restructuring. The petition was filed in the US Bankruptcy Court for the District of Virginia.

        Current conditions facing the national economy, and in particular the financial markets, have created an environment in which the Registrant has been unsuccessful in securing the financing necessary to meet on-going business expenses. Faced with the ongoing issues of non-payment by the Metropolitan
Regional Educational Services Agency and the Schools and Libraries Division of
the Universal Service Administrative Company, which rendered questionable the
Registrant's ability to collect on more than $8 million, management had no choice but to seek voluntary protection under chapter 11. Management elected to enter into a chapter 11 reorganization to facilitate obtaining new financing and to develop a plan for reorganization to be submitted to the court.

Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

                  None.

Item 5.  OTHER EVENTS

                  None.

Item 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

                  None.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial statements of businesses acquired.

                  None

(b)      Pro forma financial information.

                  None

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(c)      Exhibits:

                  None

Item 8.  CHANGE IN FISCAL YEAR

                  None.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               Heroes, Inc.

                                              /s/ Amer A. Mardam-Bey
                                              By: Amer A. Mardam-Bey
                                                 (President & CEO)
                                              Date:  December 19, 2001

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